Exhibit 4.1







                           $600,000,000


                        GLOBAL MARINE INC.


                Zero Coupon Convertible Debentures
                        Due June 23, 2020




                        PURCHASE AGREEMENT









                        PURCHASE AGREEMENT

                                                    June 20, 2000

Credit Suisse First Boston Corporation
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

1.   INTRODUCTORY.    Global Marine Inc., a  Delaware
corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation, as purchaser (the"PURCHASER"), U.S.$600,000,000 principal amount at maturity of its Zero Coupon Convertible Debentures due June 23, 2020 (the "FIRM SECURITIES") and, at the election of the Purchaser an aggregate of up to an additional $60,000,000 principal amount at maturity ("OPTIONAL SECURITIES") of its Zero Coupon Convertible Debentures due June 23, 2020 (the Firm Securities and the Optional Securities which the Purchaser may elect to purchase pursuant to Section 3 hereof are herein collectively called the "OFFERED SECURITIES") each to be issued under an indenture dated as of September 1, 1997, as supplemented by a supplemental indenture dated as of June 23, 2000 (as so amended and supplemented, the "INDENTURE"), between the Company and Wilmington Trust Company, as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the "SECURITIES ACT"), and hereby agrees with the Purchaser as follows:

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The
Company represents and warrants to, and agrees with, the Purchaser that:
          (a) An offering circular relating to the Offered Securities has been prepared by the Company. Such offering circular (the "OFFERING CIRCULAR"), as supplemented as of the Closing Date (as defined herein), together with the any other documents approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "OFFERING DOCUMENT". On Closing Date, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b)
hereof.   Except as disclosed in the Offering Document, on the
Closing Date, the Company's Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "COMMISSION") and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), taken together, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document.

          (d) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company, except as the enforcement of remedies thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (e) When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into the shares (the "UNDERLYING SHARES") of common stock, par value $.10 per share (the "COMMON STOCK"), of the Company, at the rate of 12.2182 shares of Common Stock per $1,000 principal amount at maturity of such Offered Securities, in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

          (f) The outstanding shares of Common Stock are listed on the New York Stock Exchange.

          (g) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Offered Securities (except as contemplated under this Agreement).


          (h) This Agreement has been duly authorized, executed and delivered by the Company; the Registration Rights Agreement has been duly authorized, and as of the Closing Date, will have been duly executed and delivered by the Company.

          (i) Except as disclosed in the Offering Document and the Exchange Act Reports, the Company and its significant subsidiaries (as defined in Section 1-02(w) of Regulation S-X under the Securities Act) ("SUBSIDIARIES") possess and are in compliance with all approvals, certificates, authorizations, licenses and permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now being operated by them, except where the failure to possess such approvals, certificates, authorizations, licenses and permits or be in compliance therewith is not reasonably likely to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"), and none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such approval, certificate, authorization, license and permit that individually or in the aggregate is likely to have a Material Adverse Effect.

          (j) Except as disclosed in the Offering Document and the Exchange Act Reports, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company and its Subsidiaries threatened against the Company or any of its Subsidiaries that is likely to result in any Material Adverse Effect or materially and adversely affect the offering of the Offered Securities as contemplated by the Offering Document or Exchange Act Reports.

          (l) The Company is not, and after giving effect to the offer and sale of the Offered Securities and application of the net proceeds therefrom as described in the Offering Document, will not be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT").

          (m) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered
Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (n) The offer and sale of the Offered Securities by the Company to the Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

          (o) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 97.75% of the issue price of U.S.$499.60 per $1,000 principal amount at maturity thereof, U.S. $600,000,000 aggregate principal amount at maturity of the Firm Securities.

The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global Securities in definitive form (the "FIRM GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Firm Securities shall be made by the Purchaser in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Company at the office of Andrews & Kurth L.L.P., Houston,
Texas at 9:00 A.M. (Houston time), on June 23, 2000, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the above office of Andrews & Kurth L.L.P.,Houston, Texas at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Purchaser given to the Company from time to time not more than 30 days subsequent to the First Closing Date, the Purchaser may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including any accrued original issue discount thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Purchaser the number of Optional Securities specified in such notice, and the Purchaser agrees to purchase such Optional Securities. Such Optional Securities may be purchased by the Purchaser only for the purpose of covering over-allotments made in connection with the sale of Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Purchaser to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as the "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Purchaser but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given.

The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global Securities in definitive form (each, an "OPTIONAL GLOBAL SECURITY") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Purchaser in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Company at the office of Andrews & Kurth L.L.P.,Houston, Texas, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

     4.   REPRESENTATIONS BY PURCHASER; RESALE BY PURCHASER. (a)
The Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Purchaser represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and
(ii) otherwise until the later of the commencement of the offering and the latest Closing Date, only in accordance with Rule 144A ("RULE 144A") or Rule 903 under the Securities Act. Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c) The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered
Securities except  with the prior written consent of the Company.

          (d) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the Purchaser that:

          (a) The Company will advise the Purchaser promptly of any proposal to amend or supplement the Offering Document after the Closing Date and will not effect such amendment or supplementation without the Purchaser's consent, which will not be reasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchaser's consent to, nor delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b) The Company will furnish to the Purchaser copies of the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchaser requests, and the Company will furnish to the Purchaser on the Closing Date three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and any of the Offered Securities or Underlying Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company will promptly furnish or cause to be furnished to the Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered
Securities in reliance upon Rule 144A.   The Company will pay the
expenses of printing and distributing to the Purchaser all such documents.

          (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser; PROVIDED that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or to subject itself to taxation in any jurisdiction where it is not now so subject.

          (d) During the period of five years hereafter, the Company will furnish to the Purchaser as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Purchaser as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. It is understood and agreed that the Company may satisfy its obligations under this
Section 5(d) by publishing such reports and proxy statements at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

          (e)  During the period of two years after the Closing
Date, the Company will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

          (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, other than pursuant to a registration statement filed with the Commission.

          (g) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, any filing fees or other expenses (including fees and disbursements of counsel) in connection with the qualification pursuant to Section 5(c) of the Offered Securities or Underlying Shares for sale and any determination for eligibility for investment under the laws of such jurisdictions as the Purchaser may designate and the printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, the fees and expenses of the Trustee and its professional advisers; all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Underlying Shares, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable the Underlying Shares; the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto).

          (i) The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

          (j) For a period of 90 days after the date hereof, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Purchaser, or publicly disclose the intention to make any such offer, sale, pledge or disposition, except (i) grants of employee or director stock options, stock appreciation rights or restricted stock grants pursuant to the terms of a plan in effect on the date hereof, issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options currently outstanding or under our savings plan, or the registration of such Common Stock by filing with the Commission of a registration statement on Form S-8 and (ii) the issuance of up to 500,000 shares of common stock in connection with one acquisition transaction; PROVIDED, that during such 90-day period the Company may also file with the Commission a universal shelf registration statement but may not issue any shares of Common Stock pursuant thereto.

          (k) The Company will promptly apply for the listing on the New York Stock Exchange of the Underlying Shares and will use its best efforts to obtain such listing within 10 days of the Closing Date.

     6. CONDITIONS OF THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchaser shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND
REGULATIONS") and to the effect that:

                    (i) In their opinion the financial statements examined by them and included or incorporated by reference in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                    (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial
     Information, on the unaudited financial statements included or incorporated by reference in the Offering Document and in the Exchange Act Reports;

                    (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                         (A) the unaudited financial statements included or incorporated by reference in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                         (B) there was, at a specified date not more than five business days prior to the date of the letter, any change in the capital stock, increase in the long-term debt or any decrease in consolidated net current assets or shareholders' equity of the Company as compared with the amounts shown on the Company's most recent consolidated balance sheet included or incorporated by reference in the Offering Document and the Exchange Act
          Reports; or

                         (C) for the period from the closing date of the latest income statement included in or incorporated by reference in the Offering Document and Exchange Act
          Reports to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in or incorporated by references in the Offering Document and Exchange Act Reports, in the revenue, operating income or net income;

     except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document and Exchange Act Reports disclose have occurred or may occur or which are described in such letter; and

                    (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in United States or international financial political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Purchaser is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (D) any suspension of trading of any securities of the Company on any exchange in the over-the-counter market; (E) any banking moratorium declared by U.S. Federal or New York authorities; or (F) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchaser shall have received an opinion, dated the Closing Date, of Walter A. Baker, Esq., the Assistant General
Counsel of the Company, to the effect that:

                    (i) each of Global Marine Drilling Company, Applied Drilling Technology Inc. and Global Marine International
     Drilling Corporation (individually a "Specified Subsidiary" and collectively the "Specified Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own its properties and conduct its business as described in the Offering Document and Exchange Act Reports, and the
     Company and each of the Specified Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its activities requires such qualification, except as would not have a Material Adverse Effect;

                    (ii) all of the outstanding shares of capital stock of each Specified Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Document and Exchange Act Reports, all outstanding shares of capital stock of the Specified Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

                    (iii)     the Company's authorized equity
     capitalization is as set forth in the Offering Document and Exchange Act Reports;


                    (iv) no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the performance by the Company of its obligations under this Agreement or the issuance and sale of the Offered Securities and the Underlying Shares, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Purchaser, as to which such counsel need express no opinion, and such other approvals (specified in such opinion) as have been obtained;

                    (v) the issuance and sale by the Company of the Offered Securities, the execution and delivery by the Company of the Indenture, the consummation of the transactions contemplated thereby, and the fulfillment of the terms of this Agreement will not conflict with, result in a breach or violation of, or constitute a default under (A) any law, (B) the certificate of incorporation or by-laws of the Company,
     (C) the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or (D) any judgment, order or decree known to such counsel to be applicable to the Company or its Specified Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or its Specified Subsidiaries except in the cases of clauses (A), (C) and (D) above, such conflict, breach, violation or default that is not, individually or in the aggregate reasonably likely to have a Material Adverse Effect;

                    (vi) except as set forth in the Offering Document and the Exchange Act Reports, the Company and its Specified Subsidiaries possess and are in compliance with all approvals, certificates, authorizations, licences and permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct their business as described in the Offering Document and Exchange Act Reports, except where the failure to possess such approvals, certificates, authorizations, licenses and permits or be in compliance therewith would not be reasonably likely to have a Material Adverse Effect, and to the knowledge of such counsel, none of the Company or its Specified Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such approval, certificate, authorization, license or permit which, individually or in the aggregate, if it became the subject of any unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect; and

                    (vii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or government agency, authority or body or any arbitrator to which the Company or its Specified Subsidiaries is a party required to be described in the Offering Document and the Exchange Act Reports which are not described as required or of any contracts or documents of a character required to be described in this Offering Document or Exchange Act Reports or to be filed as exhibits to the Exchange Act Reports which are not described and filed as required.

The opinions expressed in such opinion may be limited to the laws of the State of Texas, the corporate laws of the State of Delaware and the federal laws of the United States.

          (d) The Purchaser shall have received an opinion, dated such Closing Date, of Baker Botts L.L.P., counsel for the Company, to the effect that:

                    (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document and Exchange Act Reports;

                    (ii) the Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement of remedies thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether considered in a proceeding in equity or at law); and the issuance and the sale of the Offered Securities have been duly authorized by the Company, and the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless or whether considered in a proceeding in equity or at law);

                    (iii) this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and the Registration Rights Agreement (other than
     Section 4 thereof as to which no opinion need be expressed) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether considered in a proceeding in equity or at law), and except as rights to indemnity and contribution thereunder may be limited by any applicable laws or principles of public policy;

                    (iv) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or for the consummation by the Company of the transactions contemplated hereby or thereby, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Purchaser (as to which such counsel need express no opinion), and such other approvals (specified in such opinion) as have been obtained;

                    (v) neither the issue and sale of the Offered Securities by the Company, the execution and delivery by the Company of the Indenture, this Agreement and the Registration Rights Agreement and the consummation of any other of the transactions contemplated hereby and thereby nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under (A) any law, (B) the certificate of incorporation or by-laws of the Company or (C) the terms of any indenture or other agreement or instrument providing for the borrowing or money known to such counsel and to which the Company or any of its subsidiaries is a party or bound except in the case of clauses
     (A) and (C) above, such conflict, breach, violation or default that is not, individually or in the aggregate reasonably likely to have a Material Adverse Effect;

                    (vi) the Offered Securities are convertible into Common Stock in accordance with the Indenture; the shares of Common Stock issuable upon conversion of the Offered
     Securities have been duly authorized and reserved for issuance upon such conversion, and such Common Stock, when issued upon such conversion in accordance with the Indenture, will be validly issued, fully paid and non-assessable; and each of the Offered Securities and Common Stock conform as to legal matters in all material respects to the respective descriptions thereof contained in the Offering Document;

                    (vii) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Investment Company Act");

                    (viii) assuming (A) the accuracy of the
     representations and warranties and compliance with the agreements of the Company and the Purchaser contained herein,
     (B) the compliance by the Purchaser with the offering and transfer procedures and restrictions described in the Offering Document, (C) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Document by the purchasers to whom you initially resell offered Securities and (D) that purchasers to whom you initially resell Offered Securities receive a copy of the Offering Document prior to such sale, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the Purchaser pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchaser in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

     Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchaser and representatives of counsel for the Purchaser, at which conferences the contents of the Offering Document and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Document (except to the extent specified above) (relying as to factual matters upon statements of officers and other representatives of the Company and as to materiality to a large degree on officers and other representatives of the Company and representatives of the Purchaser), no facts have come to such counsel's attention which lead such counsel to believe that the Offering Document (other than the financial statements and schedules, the notes thereto and the auditor's reports thereon, and the other financial, numerical, statistical and accounting data included or incorporated by reference or omitted therefrom, as to which such counsel need express no belief), at the time the Offering Document was issued or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading or that the documents incorporated by reference in the Offering Document as filed with the Commission prior to the Closing Date (other than the financial statements and schedules, the notes thereto and the auditor's reports thereon, the other financial, numerical, statistical and accounting data included or incorporated by reference or omitted therefrom, and the exhibits thereto, as to which such counsel need express no belief) as of the dates they were filed with the Commission contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     Such opinion may be limited to the laws of the States of New
York and Texas, the corporate laws of the State of Delaware and the federal laws of the United States.

          (e) The Purchaser shall have received from Andrews & Kurth L.L.P., counsel for the Purchaser, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchaser and the resales by the Purchaser as contemplated hereby and other related matters as the Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Purchaser shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the respective date of the most recent financial statements in the Offering Document and Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or Exchange Act Reports or as described in such certificate.

     The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably request. The Purchaser may in its sole discretion waive on behalf of the Purchaser compliance with any conditions to the obligations of the Purchaser hereunder, whether in respect of an Optional Closing Date or otherwise.

     7.   INDEMNIFICATION AND CONTRIBUTION.   (a) The Company
will indemnify and hold harmless the Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

          (b) The Purchaser will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the third, fourth and fifth paragraphs under the caption "Plan of Distribution;" PROVIDED HOWEVER, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent a defense or counterclaim has been foreclosed. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include any statement as to, or an admission of, culpability or a failure to act by or on behalf of an indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchaser pursuant to
Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event or events specified in Section 6(b)(i) and clause (C), (D), (E) or (F) of Section 6(b)(ii), the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by it in connection with the offering of the Offered Securities.

     9. NOTICES. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking
Department   Transactions Advisory Group, or, if sent to the
Company, will be mailed, delivered or telegraphed and confirmed to it at 777 North Eldridge Parkway, Houston, Texas 77079, Attention:
General Counsel.

     10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                     Very truly yours,


                                     GLOBAL MARINE INC.


                                     By:  /s/ W. Matt Ralls
                                     Name: W. Matt Ralls
                                     Title:Senior Vice President,
                                           Chief Financial Officer and
                                           Treasurer


The foregoing Purchase Agreement is
hereby confirmed and accepted as of the
date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION



By:   /s/ Christopher Morin
Name: Christopher Morin
Title:Director